Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of P3 Health Partners Inc. (the “Company”) for the year ended December 31, 2021 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I Sherif W. Abdou, M.D., Chief Executive Officer of the Company, do hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the periods presented therein.

Date: October 20, 2022	/s/ Sherif W. Abdou, M.D.
Sherif W. Abdou, M.D.
Chief Executive Officer
(Principal Executive Officer)